As filed with the Securities and Exchange Commission on December 12, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement

Under

The Securities Act of 1933

MADISON SQUARE GARDEN SPORTS CORP.

(Exact name of registrant as specified in its charter)

Delaware	47-3373056
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Two Pennsylvania Plaza

New York, New York 10121

(Address of principal executive offices, including zip code)

2015 Stock Plan for Non-Employee Directors, as amended

(Full title of each plan)

Mark Cresitello

Senior Vice President, Deputy General Counsel and Secretary

Two Pennsylvania Plaza

New York, New York 10121

(Name and address of agent for service)

(212) 465-4111

(Telephone number, including area code, of agent for service)

With a copy to:

Robert W. Downes, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Madison Square Garden Sports Corp., a Delaware corporation (the “Registrant”), to register an additional 100,000 shares of the Registrant’s Class A common stock, par value $0.01 per share (“Class A Common Stock”), issuable under the Registrant’s 2015 Stock Plan for Non-Employee Directors, as amended (the “Plan”). The Board of Directors of the Registrant approved the Plan on October 1, 2024, and on December 4, 2024, the Plan was approved by the Registrant’s stockholders at the Registrant’s annual meeting.

In accordance with General Instruction E to Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 registering 160,000 shares of Class A Common Stock issuable under the Plan and previously filed with the Securities and Exchange Commission (the “SEC”) on September 29, 2015 (File No. 333-207183), including any amendments thereto or filings incorporated therein, are hereby incorporated by reference herein, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM	3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant are incorporated herein by reference (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(a)	Description of Capital Stock (incorporated by reference to Exhibit 4.5 to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 2021 filed with the SEC on August 19, 2021);

(b)	The Registrant’s Annual Report on Form 10-K for the year ended June 30, 2024 filed with the SEC on August 13, 2024;

(c)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 filed with the SEC on November 1, 2024; and

(d)	The Registrant’s Current Reports on Form 8-K filed with the SEC on July 9, 2024 and December 5, 2024.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein to be a part hereof from the date of filing of such documents (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

ITEM 8. EXHIBITS.

Exhibit Number	Exhibit

4.1	Amended and Restated Certificate of Incorporation of Madison Square Garden Sports Corp. (formerly The Madison Square Garden Company) (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 1, 2015).

4.2	Amendment to the Amended and Restated Certificate of Incorporation of Madison Square Garden Sports Corp., dated April 17, 2020 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 23, 2020).

4.3	Amended By-Laws of Madison Square Garden Sports Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 26, 2020).

4.4	Transfer Consent Agreement, dated September 28, 2015 with the NBA (incorporated by reference to Exhibit 4.1 to the Company’s Form 10-K for the fiscal year ended June 30, 2016 filed on August 19, 2016).

4.5	Transfer Consent Agreement, dated September 28, 2015 with the NHL (incorporated by reference to Exhibit 4.2 to the Company’s Form 10-K for the fiscal year ended June 30, 2016 filed on August 19, 2016).

4.6	Registration Rights Agreement, dated as of September 15, 2015, by and among Madison Square Garden Sports Corp. (formerly, The Madison Square Garden Company) and The Charles F. Dolan Children Trusts (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on October 1, 2015).

4.7	Registration Rights Agreement, dated as of September 15, 2015, by and among Madison Square Garden Sports Corp. (formerly, The Madison Square Garden Company) and The Dolan Family Affiliates (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on October 1, 2015).

4.8	2015 Stock Plan for Non-Employee Directors, as amended (incorporated herein by reference to Annex C to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on October 24, 2024).

5	Opinion of Mark C. Cresitello.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Mark C. Cresitello (contained in the Opinion filed as Exhibit 5).

24	Power of Attorney (set forth on the signature page).

107	Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on this 12th day of December, 2024.

MADISON SQUARE GARDEN SPORTS CORP.

By:	/s/ Mark C. Cresitello
Name:	Mark C. Cresitello
Title:	Senior Vice President, Deputy General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Jamaal Lesane, Victoria M. Mink and Mark C. Cresitello to file one or more amendments, including Post-Effective Amendments, to this Registration Statement, which Amendments may make such changes as any of them deems appropriate, and each person whose signature appears below, individually and in each capacity stated below, hereby appoints Jamaal Lesane, Victoria M. Mink and Mark C. Cresitello as Attorney-in-Fact to execute his or her name and on his or her behalf to file any such Amendments to this Registration Statement.

Name	Title	Date

/s/ James L. Dolan James L. Dolan	Executive Chairman and Chief Executive Officer (Principal Executive Officer) and Director	December 12, 2024

/s/ Victoria M. Mink Victoria M. Mink	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	December 12, 2024

/s/ Alexander Shvartsman Alexander Shvartsman	Senior Vice President, Controller and Principal Accounting Officer (Principal Accounting Officer)	December 12, 2024

/s/ Charles F. Dolan Charles F. Dolan	Director	December 12, 2024

/s/ Charles P. Dolan Charles P. Dolan	Director	December 12, 2024

Name	Title	Date

/s/ Marianne Dolan Weber Marianne Dolan Weber	Director	December 12, 2024

/s/ Paul J. Dolan Paul J. Dolan	Director	December 12, 2024

/s/ Quentin F. Dolan Quentin F. Dolan	Director	December 12, 2024

/s/ Ryan T. Dolan Ryan T. Dolan	Director	December 12, 2024

/s/ Thomas C. Dolan Thomas C. Dolan	Director	December 12, 2024

/s/ Joseph M. Cohen Joseph M. Cohen	Director	December 12, 2024

/s/ Stephen C. Mills Stephen C. Mills	Director	December 12, 2024

/s/ Nelson Peltz Nelson Peltz	Director	December 12, 2024

/s/ Alan D. Schwartz Alan D. Schwartz	Director	December 12, 2024

/s/ Ivan Seidenberg Ivan Seidenberg	Director	December 12, 2024

/s/ Brian G. Sweeney Brian G. Sweeney	Director	December 12, 2024

/s/ Vincent Tese Vincent Tese	Director	December 12, 2024

/s/ Anthony J. Vinciquerra Anthony J. Vinciquerra	Director	December 12, 2024